NSAR ITEM 77O
VK Trust for Investment Grade New Jersey Municipals
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of      Date of
                                 From          shares  underwriting Purchase

    1           Puerto Rico 	   Goldman     2,000       0.16       5/25/01
                G.O.		   Sachs



Underwriting Participants:

Underwriting #1
Raymond James & Associates
Banc of America Securities
M.R. Beal & Co.
Chapman Company
Morgan Stanley Dean Witter
Siebart Brandford Shank